Term Sheet	Term Sheet to
To prospectus dated November 14, 2011,	Product Supplement No. 7-II
prospectus supplement dated November 14, 2011 and	Registration Statement No. 333-177923
product supplement no. 7-II dated November 16, 2011	Dated April 3, 2012; Rule 433
Structured Investments	$ Reverse Exchangeable Notes due October 18, 2012 Each Linked to the Common Stock of a Different Single Reference Stock Issuer
General
•
This term sheet relates to four (4) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the four (4) note offerings or, at your election, in two or more of the offerings. This term sheet does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek a higher interest rate than either the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating.  Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning equities in general and the common stock of the applicable Reference Stock issuer, in particular, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
•
Each issue of offered notes will pay interest monthly at the fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period, as described below. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

•	Senior unsecured obligations of JPMorgan Chase & Co. maturing October 18, 2012*
•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.

•	Minimum denominations of $1,000 and integral multiples thereof
Key Terms
Payment at Maturity:
The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock.  You will receive $1,000 for each $1,000 principal amount note, plus any accrued and unpaid interest at maturity, unless:

(1)	the applicable Final Share Price is less than the applicable Initial Share Price; and
(2)	on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount.

If the conditions described in (1) and (2) are both satisfied, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof).  Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	On or about April 13, 2012
Settlement Date:	On or about April 18, 2012
Observation Date*:	October 15, 2012
Maturity Date*:	October 18, 2012
Interest Payment Dates*:
Interest on the notes will be payable monthly in arrears on the 18th calendar day of each month, up to and including the final monthly interest payment, which will be payable on the Maturity Date (each such day, an “Interest Payment Date”), commencing May 18, 2012. See “Selected Purchase Considerations - Monthly Interest Payments” in this term sheet for more information.

Other Key Terms:	See “Additional Key Terms” on page TS-1 of this term sheet.

									Approximate Tax Allocation of Monthly Coupon†
	Page Number	Ticker Symbol	Principal Amount	Interest Rate	Buffer Amount	Initial Share Price	CUSIP	Approximate Monthly Coupon	Interest on Deposit	Put Premium
United States Steel Corporation	TS – 5	X	$1,000	7.875% (equivalent to 15.75% per annum payable at a rate of 1.3125% per month)	20.00% of the Initial Share Price		48125VTX8	$13.12	4.00%	96.00%
Lululemon Athletica Inc.	TS – 8	LULU	$1,000	5.875% (equivalent to 11.75% per annum payable at a rate of .9792% per month)	25.00% of the Initial Share Price		48125VTY6	$9.79	5.36%	94.64%
Valero Energy Corporation	TS – 11	VLO	$1,000	5.875% (equivalent to 11.75% per annum payable at a rate of .9792% per month)	20.00% of the Initial Share Price		48125VUB4	$9.79	5.36%	94.64%
Las Vegas Sands Corp.	TS – 14	LVS	$1,000	5.00% (equivalent to 10.00% per annum payable at a rate of .8333% per month)	20.00% of the Initial Share Price		48125VUU2	$8.33	6.30%	93.70%
*
Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity,” “Description of Notes — Interest Payments” and “Description of Notes — Postponement of a Determination Date” in the accompanying product supplement no. 7-II, as applicable.

†
Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations -   Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 7-II under “Material U.S. Federal Income Tax Consequences” on page PS-36.  The allocations presented herein were determined as of April 3, 2012; the actual allocations will be determined as of the Pricing Date and may differ.

Investing in the Reverse Exchangeable Notes involves a number of risks.  See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 7-II and “Selected Risk Considerations” beginning on page TS-4 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying product supplement, prospectus supplement and prospectus.  Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Us
Per note	$	$	$
Total	$	$	$
(1)	The price to the public includes the estimated cost of hedging our obligations under the notes through one or more of our affiliates.
(2)
In no event will the fees and commissions received by J.P. Morgan Securities LLC, which we refer to as JPMS, which include concessions to be allowed to other affiliated or unaffiliated dealers, exceed $60.00 per $1,000 principal amount note for any of the four (4) offerings listed above.  For more detailed information about fees, commissions and concessions, please see “Supplemental Plan of Distribution” on the last page of this term sheet.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

April 3, 2012

Additional Terms Specific to Each Note Offering

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates.  Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering.  You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product supplement no. 7-II and this term sheet if you so request by calling toll-free 866-535-9248.
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent.  We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance.  In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.
This term sheet relates to four (4) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the four (4) note offerings or, at your election, in two or more of the offerings. You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.  While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stocks) or as to the suitability of an investment in the notes.
You should read this term sheet together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 7-II dated November 16, 2011.  This term sheet, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 7-II, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
•	Product supplement no. 7-II dated November 16, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007680/e46240_424b2.pdf
•	Prospectus supplement dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf
•	Prospectus dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 19617.  As used in this term sheet, the “Company,” “we,” “us” and “our” refer to JPMorgan Chase & Co.

Additional Key Terms:

Monitoring Period:	The period from but excluding the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:
For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of that Reference Stock and (2) the Final Share Price of that Reference Stock, subject to adjustments.

Initial Share Price:
The closing price of the applicable Reference Stock on the Pricing Date, divided by the Stock Adjustment Factor.  The Initial Share Price is subject to adjustments in certain circumstances.  See “General Terms of applicable Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events” in the accompanying product supplement no. 7-II for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.
Stock Adjustment Factor:
For each Reference Stock, set equal to 1.0 on the Pricing Date, subject to adjustment under certain circumstances.  See “General Terms of Notes — Anti-Dilution Adjustments” in the accompanying product supplement no. 7-II.

Selected Purchase Considerations

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THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at an Interest Rate depending upon the applicable Reference Stock, as indicated on the cover of this term sheet.  The applicable Interest Rate is higher than the yield currently available on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating.  Because the notes are our senior unsecured obligations, payment of any amount on the notes is subject to our ability to pay our obligations as they become due.

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MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Interest Rate set forth on the cover of this term sheet. Interest will be payable monthly in arrears on the 18th calendar day of each month, up to and including the final monthly interest payment, which will be payable on the Maturity Date (each such day, an “Interest Payment Date”), commencing May 18, 2012.  Interest will be payable to the holders of record at the close of business on the business day immediately preceding the applicable Interest Payment Date.  If an Interest Payment Date is not a business day, payment will be made on the next business day immediately following such day, but no additional interest will accrue as a result of the delayed payment.

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THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — We will pay you your principal back at maturity so long as the applicable Final Share Price is not less than the applicable Initial Share Price or the closing price of the applicable Reference Stock is not less than the applicable Initial Share Price by more than the

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-1

applicable Buffer Amount on any day during the Monitoring Period. However, if the applicable Final Share Price is less than the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period is less than the applicable Initial Share Price by more than the applicable Buffer Amount, you could lose the entire principal amount of your notes.
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TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 7-II. Based on current market conditions, in determining our reporting responsibilities we intend to treat the notes for U.S. federal income tax purposes as units each comprising: (x) a Put Option written by you that requires you to purchase the Reference Stock (or, at our option, receive the Cash Value thereof) from us at maturity under circumstances where the payment due at maturity is the Physical Delivery Amount and (y) a Deposit of $1,000 per $1,000 principal amount note to secure your potential obligation under the Put Option. By purchasing the notes, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to follow this treatment and the allocations described in the following paragraph. However, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax.
We will determine the portion of each interest payment on the notes that we will allocate to interest on the Deposit and to Put Premium, respectively, and will provide that allocation in the pricing supplement for the notes.  If the notes had priced on April 2, 2012, the interest payments and the percentages thereof that we would have allocated to interest on the Deposit and to Put Premium would have been as specified on the cover of this term sheet. The actual allocations that we will determine for the notes may differ from these hypothetical allocations, and will depend upon a variety of factors, including actual market conditions and our borrowing costs for debt instruments of comparable maturities on the Pricing Date. Assuming that the treatment of the notes as units each comprising a Put Option and a Deposit is respected, amounts treated as interest on the Deposit will be taxed as ordinary income, while the Put Premium will not be taken into account prior to maturity or sale.
Both U.S. and Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the 2007 notice.  Purchasers who are not initial purchasers of notes at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative treatments, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-2

Selected Risk Considerations

An investment in the notes involves significant risks.  Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 7-II dated November 16, 2011.
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YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal.  The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period.  Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock equal to the Physical Delivery Amount (or, at our election, the Cash Value thereof).  The market value of the shares of the applicable Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value thereof will most likely be less than the principal amount of your notes and may be zero.  Accordingly, you could lose up to the entire principal amount of your notes.

•
THE BENEFIT PROVIDED BY THE BUFFER AMOUNT MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount, you will be fully exposed to any depreciation in the applicable Reference Stock, from the Initial Share Price to the Final Share Price.  We refer to this feature as a contingent buffer.  Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a number of shares of the applicable Reference Stock equal to the Physical Delivery Amount (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% that the applicable Final Share Price is less than the applicable Initial Share Price.  You will be subject to this potential loss of principal even if the closing price of the applicable Reference Stock subsequently recovers such that the applicable closing price of the Reference Stock is not less than its Initial Share Price by more than its Buffer Amount.  If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity.  As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.

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CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes.  Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.  Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

•
POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes. It is possible that hedging or trading activities of ours or our affiliates could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to the Notes Generally” in the accompanying product supplement no. 7-II for additional information about these risks. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, the Reference Stock issuers or providing advisory services to the Reference Stock issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers, and these reports may or may not recommend that investors buy or hold the Reference Stock. As a prospective purchaser of the notes, you should undertake an independent investigation of the Reference Stock issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

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SINGLE STOCK RISK — The price of the applicable Reference Stock can fall sharply due to factors specific to that Reference Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO AFFECT ADVERSELY THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity, if any, described in this term sheet is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the estimated cost of hedging our obligations under the notes.  As a result, and as a general matter, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you.  This secondary market price will also be affected by a number of factors aside from the agent’s commission and hedging costs, including those referred to under “Many Economic and Market Factors Will Influence the Value of the Notes” below.
The notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your notes to maturity.

•
BUFFER AMOUNT APPLIES ONLY IF YOU HOLD THE NOTES TO MATURITY — We will pay you your principal back at maturity only if the closing price of the applicable Reference Stock is not less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period, the applicable Final Share Price is not less than the applicable Initial Share Price and the notes are held to maturity.  If the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period and the applicable Final Share Price is less than the applicable Initial Share Price, the benefit provided by the applicable Buffer Amount will be eliminated and you will be fully exposed to any decline in the closing price of the applicable Reference Stock from the applicable Initial Share Price to the applicable Final Share Price.

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VOLATILITY RISK — Greater expected volatility with respect to the applicable Reference Stock indicates a greater likelihood as of the Pricing Date that the closing price of the applicable Reference Stock could be less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period or that the applicable Final Share Price could be less than the applicable Initial Share Price on the Observation Date.  The applicable Reference Stock’s volatility, however, can change significantly over the term of the notes.  The closing price of the applicable Reference Stock could fall sharply on any day during the Monitoring Period,

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-3

which could result in a significant loss of principal.
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YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant.  Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.

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NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments.  In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
RISKS ASSOCIATED WITH NON-U.S. SECURITIES SUCH AS THE COMMON SHARES OF LULULEMON ATHLETICA INC. — An investment in the notes linked to the value of non-U.S. equity securities, such as the common shares of lululemon athletica inc. (which we refer to as “lululemon athletica” and such common shares, the “common stock of lululemon athletica”) involves risks associated with the home country of the issuer of the non-U.S. equity securities.  Non-U.S. companies, such as those in Canada, are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies. The prices of non-U.S. equity securities may be affected by political, economic, financial and social factors in the home country of the issuer of the non-U.S. equity securities, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such country may be subjected to different and, in some cases, more adverse economic environments.

•
THE NOTES LINKED TO THE COMMON STOCK OF LULULEMON ATHLETICA ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — Because the common stock of lululemon athletic are quoted and traded in U.S. dollars on The NASDAQ Stock Market, and in Canadian dollars on the Toronto Stock Exchange, fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will likely affect the relative value of the common stock of lululemon athletic in the two different currencies and, as a result, will likely affect the market price of the common stock of lululemon athletica trading on The NASDAQ Stock Market. These trading differences and currency exchange may affect the market value of the notes and whether the closing price of the common stock of lululemon athletica will fall below the Protection Amount on any trading day during the Monitoring Period and whether the Final Share Price of lululemon athletic will be greater than, equal to or less than the Initial Share Price of lululemon athletica. The Canadian dollar has been subject to fluctuations against the U.S. dollar in the past, and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate of the Canadian dollar and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the notes linked to the common stock of lululemon athletica. The exchange rate between the Canadian dollar and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Canada and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in Canada and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by Canada, the United States and other jurisdictions important to international trade and finance.

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NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks.  We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this term sheet or in product supplement no. 7-II.  You should undertake your own investigation into the Reference Stocks and their issuers.  We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

•
LACK OF LIQUIDITY - The notes will not be listed on any securities exchange.  JPMS intends to offer to purchase the notes in the secondary market but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.  Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.

•
HEDGING AND TRADING IN THE REFERENCE STOCKS — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the applicable Reference Stock or instruments related to the applicable Reference Stock(s).  We or our affiliates may also trade in the Reference Stocks or instruments related to the Reference Stock(s) from time to time.  Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

•
THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCKS IS LIMITED AND MAY BE DISCRETIONARY — The calculation agent will make adjustments to a Stock Adjustment Factor for certain corporate events affecting the applicable Reference Stock.  However, the calculation agent will not make an adjustment in response to all events that could affect the applicable Reference Stock.  If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.  You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.

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MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 7-II.

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The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only.  Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC.  Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov.  We do not make any representation that these publicly available documents are accurate or complete.  See “The Reference Stock” beginning on page PS-22 of the accompanying product supplement no. 7-II for more information.

United States Steel Corporation (“United States Steel”)

According to its publicly available filings with the SEC, United States Steel is an integrated steel producer with major production operations in North America and Central Europe. The common stock of United States Steel, par value $1.00 per share, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of United States Steel in the accompanying product supplement no. 7-II.  United States Steel's SEC file number is 001-16811.

Historical Information Regarding the Common Stock of United States Steel

The following graph sets forth the historical performance of the common stock of United States Steel based on the weekly closing price (in U.S. dollars) of the common stock of United States Steel from January 5, 2007 through March 30, 2012. The closing price of the common stock of United States Steel on April 2, 2012 was $30.26.  We obtained the closing prices below from Bloomberg Financial Markets, without independent verification.  The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.  We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of United States Steel has experienced significant fluctuations.  The historical performance of the common stock of United States Steel should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of United States Steel during the term of the notes.  We cannot give you assurance that the performance of the common stock of United States Steel will result in the return of any of your initial investment.  We make no representation as to the amount of dividends, if any, that United States Steel will pay in the future.  In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of United States Steel.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-5

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of United States Steel

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of United States Steel, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.  For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$30.26	•	the Buffer Amount (in U.S. dollars):	$6.05
•	the Interest Rate:	7.875% (equivalent to 15.75% per annum)	•	the Buffer Amount:	20.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$30.26	100%	$60.52	200%	$1,000.00	$1,000.00
$15.13	50%	$31.77	105%	$1,000.00	$1,000.00
$30.26	100%	$30.26	100%	$1,000.00	$1,000.00
$24.21	80%	$24.21	80%	$1,000.00	$1,000.00
$15.13	50%	$28.75	95%	33 shares of the Reference Stock or the Cash Value thereof	$950.00
$15.13	50%	$15.13	50%	33 shares of the Reference Stock or the Cash Value thereof	$500.00
$7.57	25%	$7.57	25%	33 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	33 shares of the Reference Stock or the Cash Value thereof	$0.00
**
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash.  Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $15.13 but the Final Share Price is $31.77.  Because the Final Share Price of $31.77 is greater than the Initial Share Price of $30.26, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $15.13 and the Final Share Price is $28.75.  Because the Final Share Price of $28.75 is less than the Initial Share Price of $30.26 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $28.75, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price, by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date.  However, the closing price of the Reference Stock on the Observation Date is $15.13, a decline of more than the Buffer Amount from the Initial Share Price.  Because the Final Share Price of $15.13 is less than the Initial Share Price of $30.26 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $15.13, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4:  The Final Share Price of $24.21 is less than the Initial Share Price of $30.26 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period.  Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $24.21 is less than the Initial Share Price of $30.26.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $78.75 over the term of the notes.  The

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-6

actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.

The hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-7

Lululemon Athletica Inc. (“"Lululemon Athletica"”)

According to its publicly available filings with the SEC, Lululemon Athletica is a designer and retailer of technical athletic apparel operating primarily in North America. The common stock of "Lululemon Athletica", par value $0.01 per share, is listed on The NASDAQ Global Select Market, which we refer to as the relevant exchange for purposes of "Lululemon Athletica" in the accompanying product supplement no. 7-II.  "Lululemon Athletica"'s SEC file number is 001-33608.

Historical Information Regarding the Common Stock of "Lululemon Athletica"

The following graph sets forth the historical performance of the common stock of "Lululemon Athletica" based on the weekly closing price (in U.S. dollars) of the common stock of "Lululemon Athletica" from July 27, 2007 through March 30, 2012. The closing price of the common stock of "Lululemon Athletica" on April 2, 2012 was $74.74.  We obtained the closing prices below from Bloomberg Financial Markets, without independent verification.  The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.  We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of "Lululemon Athletica" has experienced significant fluctuations.  The historical performance of the common stock of "Lululemon Athletica" should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of "Lululemon Athletica" during the term of the notes.  We cannot give you assurance that the performance of the common stock of "Lululemon Athletica" will result in the return of any of your initial investment.  We make no representation as to the amount of dividends, if any, that "Lululemon Athletica" will pay in the future.  In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of "Lululemon Athletica".

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-8

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of "Lululemon Athletica"

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of "Lululemon Athletica", based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.  For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$74.74	•	the Buffer Amount (in U.S. dollars):	$18.68
•	the Interest Rate:	5.875% (equivalent to 11.75% per annum)	•	the Buffer Amount:	25.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$74.74	100%	$149.48	200%	$1,000.00	$1,000.00
$37.37	50%	$78.48	105%	$1,000.00	$1,000.00
$74.74	100%	$74.74	100%	$1,000.00	$1,000.00
$56.06	75%	$56.06	75%	$1,000.00	$1,000.00
$37.37	50%	$71.00	95%	13 shares of the Reference Stock or the Cash Value thereof	$950.00
$37.37	50%	$37.37	50%	13 shares of the Reference Stock or the Cash Value thereof	$500.00
$18.69	25%	$18.69	25%	13 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	13 shares of the Reference Stock or the Cash Value thereof	$0.00
**
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash.  Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $37.37 but the Final Share Price is $78.48.  Because the Final Share Price of $78.48 is greater than the Initial Share Price of $74.74, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $37.37 and the Final Share Price is $71.00.  Because the Final Share Price of $71.00 is less than the Initial Share Price of $74.74 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $71.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price, by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date.  However, the closing price of the Reference Stock on the Observation Date is $37.37, a decline of more than the Buffer Amount from the Initial Share Price.  Because the Final Share Price of $37.37 is less than the Initial Share Price of $74.74 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $37.37, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4:  The Final Share Price of $56.06 is less than the Initial Share Price of $74.74 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period.  Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $56.06 is less than the Initial Share Price of $74.74.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $58.75 over the term of the notes.  The
JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-9

actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.

The hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-10

Valero Energy Corporation (“Valero”)

According to its publicly available filings with the SEC, Valero owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB, gasoline meeting the specifications of the California Air Resources Board (the “CARB”), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen).  In addition, Valero markets branded and unbranded refined products on a wholesale basis in the United States and Canada through a bulk and rack marketing network and sells refined products through a network of retail and wholesale branded outlets in the United States, Canada, and Aruba. The common stock of Valero, par value $0.01 per share, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of Valero in the accompanying product supplement no. 7-II.  Valero's SEC file number is 001-13175.

Historical Information Regarding the Common Stock of Valero

The following graph sets forth the historical performance of the common stock of Valero based on the weekly closing price (in U.S. dollars) of the common stock of Valero from January 5, 2007 through March 30, 2012. The closing price of the common stock of Valero on April 2, 2012 was $26.33.  We obtained the closing prices below from Bloomberg Financial Markets, without independent verification.  The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.  We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Valero has experienced significant fluctuations.  The historical performance of the common stock of Valero should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Valero during the term of the notes.  We cannot give you assurance that the performance of the common stock of Valero will result in the return of any of your initial investment.  We make no representation as to the amount of dividends, if any, that Valero will pay in the future.  In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Valero.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-11

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Valero

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Valero, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.  For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$26.33	•	the Buffer Amount (in U.S. dollars):	$5.26
•	the Interest Rate:	5.875% (equivalent to 11.75% per annum)	•	the Buffer Amount:	20.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$26.33	100%	$52.66	200%	$1,000.00	$1,000.00
$13.17	50%	$27.65	105%	$1,000.00	$1,000.00
$26.33	100%	$26.33	100%	$1,000.00	$1,000.00
$21.07	80%	$21.07	80%	$1,000.00	$1,000.00
$13.17	50%	$25.01	95%	37 shares of the Reference Stock or the Cash Value thereof	$950.00
$13.17	50%	$13.17	50%	37 shares of the Reference Stock or the Cash Value thereof	$500.00
$6.58	25%	$6.58	25%	37 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	37 shares of the Reference Stock or the Cash Value thereof	$0.00
**
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash.  Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $13.17 but the Final Share Price is $27.65.  Because the Final Share Price of $27.65 is greater than the Initial Share Price of $26.33, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $13.17 and the Final Share Price is $25.01.  Because the Final Share Price of $25.01 is less than the Initial Share Price of $26.33 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $25.01, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price, by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date.  However, the closing price of the Reference Stock on the Observation Date is $13.17, a decline of more than the Buffer Amount from the Initial Share Price.  Because the Final Share Price of $13.17 is less than the Initial Share Price of $26.33 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $13.17, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4:  The Final Share Price of $21.07 is less than the Initial Share Price of $26.33 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period.  Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $21.07 is less than the Initial Share Price of $26.33.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $58.75 over the term of the notes.  The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-12

Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.

The hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-13

Las Vegas Sands Corp. (“Las Vegas Sands”)

According to its publicly available filings with the SEC, Las Vegas Sands and its subsidiaries own and operate The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center in Las Vegas, Nevada; the Sands Macao, The Venetian Macao Resort Hotel, the Four Seasons Hotel Macao, Cotai Strip™ and the Plaza Casino in Macao, China; the Marina Bay Sands in Singapore; and the Sands Casino Resort Bethlehem in Bethlehem, Pennsylvania.. The common stock of Las Vegas Sands, par value $0.001 per share, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of Las Vegas Sands in the accompanying product supplement no. 7-II.  Las Vegas Sands's SEC file number is 001-32373.

Historical Information Regarding the Common Stock of Las Vegas Sands

The following graph sets forth the historical performance of the common stock of Las Vegas Sands based on the weekly closing price (in U.S. dollars) of the common stock of Las Vegas Sands from January 5, 2007 through March 30, 2012. The closing price of the common stock of Las Vegas Sands on April 2, 2012 was $58.02.  We obtained the closing prices below from Bloomberg Financial Markets, without independent verification.  The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.  We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Las Vegas Sands has experienced significant fluctuations.  The historical performance of the common stock of Las Vegas Sands should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Las Vegas Sands during the term of the notes.  We cannot give you assurance that the performance of the common stock of Las Vegas Sands will result in the return of any of your initial investment.  We make no representation as to the amount of dividends, if any, that Las Vegas Sands will pay in the future.  In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Las Vegas Sands.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-14

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Las Vegas Sands

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Las Vegas Sands, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.  For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$58.02	•	the Buffer Amount (in U.S. dollars):	$11.60
•	the Interest Rate:	5.00% (equivalent to 10.00% per annum)	•	the Buffer Amount:	20.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$58.02	100%	$116.04	200%	$1,000.00	$1,000.00
$29.01	50%	$60.92	105%	$1,000.00	$1,000.00
$58.02	100%	$58.02	100%	$1,000.00	$1,000.00
$46.42	80%	$46.42	80%	$1,000.00	$1,000.00
$29.01	50%	$55.12	95%	17 shares of the Reference Stock or the Cash Value thereof	$950.00
$29.01	50%	$29.01	50%	17 shares of the Reference Stock or the Cash Value thereof	$500.00
$14.51	25%	$14.51	25%	17 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	17 shares of the Reference Stock or the Cash Value thereof	$0.00
**
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash.  Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $29.01 but the Final Share Price is $60.92.  Because the Final Share Price of $60.92 is greater than the Initial Share Price of $58.02, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $29.01 and the Final Share Price is $55.12.  Because the Final Share Price of $55.12 is less than the Initial Share Price of $58.02 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $55.12, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price, by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date.  However, the closing price of the Reference Stock on the Observation Date is $29.01, a decline of more than the Buffer Amount from the Initial Share Price.  Because the Final Share Price of $29.01 is less than the Initial Share Price of $58.02 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $29.01, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4:  The Final Share Price of $46.42 is less than the Initial Share Price of $58.02 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period.  Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $46.42 is less than the Initial Share Price of $58.02.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $50.00 over the term of the notes.  The

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-15

actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.

The hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-16

Supplemental Plan of Distribution

If the notes linked to the common stock of United States Steel priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $37.50 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $26.25 per $1,000 principal amount note.  This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes.  The concessions of approximately $26.25 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer.  The actual commission received by JPMS may be more or less than $37.50 and will depend on market conditions on the Pricing Date.  In no event will the commission received by JPMS, which includes concessions and other amounts that may be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of "Lululemon Athletica" priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $37.50 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $26.25 per $1,000 principal amount note.  This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes.  The concessions of approximately $26.25 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer.  The actual commission received by JPMS may be more or less than $37.50 and will depend on market conditions on the Pricing Date.  In no event will the commission received by JPMS, which includes concessions and other amounts that may be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Valero priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $37.50 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $26.25 per $1,000 principal amount note.  This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes.  The concessions of approximately $26.25 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer.  The actual commission received by JPMS may be more or less than $37.50 and will depend on market conditions on the Pricing Date.  In no event will the commission received by JPMS, which includes concessions and other amounts that may be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Las Vegas Sands priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $37.50 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $26.25 per $1,000 principal amount note.  This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes.  The concessions of approximately $26.25 include concessions to be allowed to selling dealers and concessions to be allowed to any arranging dealer.  The actual commission received by JPMS may be more or less than $37.50 and will depend on market conditions on the Pricing Date.  In no event will the commission received by JPMS, which includes concessions and other amounts that may be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

The total aggregate principal amount of any series of notes being offered by this term sheet may not be purchased by investors in the applicable offering.  Under these circumstances, JPMS will retain the unsold portion of the applicable offering and has agreed to hold such notes for investment for a period of at least 30 days.  The unsold portion of any series of notes will not exceed 15% of the aggregate principal amount of those notes.  Any unsold portion may affect the supply of applicable notes available for secondary trading and, therefore, could adversely affect the price of the applicable notes in the secondary market.  Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-42 of the accompanying product supplement no. 7-II.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-17